EXHIBIT 10

AMENDMENT NUMBER ONE

TO THE

OVERSEAS SHIPHOLDING GROUP, INC.

1998 STOCK OPTION PLAN

WHEREAS, Overseas Shipholding Group, Inc. (the "Company") maintains the Overseas Shipholding Group, Inc. 1998 Stock Option Plan (the "Plan"); and

WHEREAS, subject to the approval of the stockholders of the Company, the Board of Directors of the Company (the "Board") may amend the Plan to increase the aggregate number of shares of the Company's common stock (the "Shares") that may be issued under the Plan; and

WHEREAS, subject to the approval of the stockholders of the Company, the Board desires to amend the Plan to increase the aggregate number of Shares that may be issued under the Plan effective as of February 1, 2000.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. The first sentence of Section 4.1(a) of the Plan is amended, effective as February 1, 2000, to read as follows:

"The aggregate number of shares of Common Stock which may be issued under the Plan shall not exceed 2,800,000 shares (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both."

IN WITNESS WHEREOF, the Board has caused this Amendment to be executed this 1st day of February, 2000

OVERSEAS SHIPHOLDING GROUP, INC.
By: